As filed with the Securities and Exchange Commission on November 8, 2023

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AI TRANSPORTATION ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 East 53rd Street, Suite 3001

New York, NY 10022

+ (86) 1350 1152063

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yongjin Chen

Chief Executive Officer

AI TRANSPORTATION ACQUISITION CORP

10 East 53rd Street, Suite 3001

New York, NY 10022

+ (86) 1350 1152063

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Debbie A. Klis, Esq. Rimon, P.C. 1990 K. Street, NW, Suite 420 Washington, DC 20006 Telephone: (202) 935-3390	Mitchell S. Nussbaum, Esq. David J. Levine, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-270558

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large-accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large-accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by AI Transportation Acquisition Corp (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-270558), originally filed March 15, 2023, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on November 8, 2023.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of ordinary shares offered by 1,150,000 shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China on the 8th day of November 2023.

AI TRANSPORTATION ACQUISITION CORP

By:	/s/ Yongjin Chen
Name:	Yongjin Chen
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Yongjin Chen		Date: November 8, 2023
Name:	Yongjin Chen
Title:	Chief Executive Officer, Chairman of the Board of Directors and Executive Director
(Principal Executive Officer)

/s/ Yun Wu		Date: November 8, 2023
Name:	Yun Wu
Title:	Chief Financial Officer and Executive Director (Principal Financial Officer and Principal Accounting Officer)

*		Date: November 8, 2023
Name:	Wong Ping Kuen
Title:	Director

*		Date: November 8, 2023
Name:	Ka Cheong Leung
Title:	Director

*		Date: November 8, 2023
Name:	Dick Wai Mak
Title:	Director

* By Mr. Yongjin Chen, as attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5.1	Opinion of Rimon, P.C.

5.2	Opinion of Ogier (Cayman) LLP – Cayman Islands

23.1	Consent of MaloneBailey, LLP

23.2	Consent of Rimon, P.C. (included in Exhibit 5.1)

23.3	Consent of Ogier (Cayman) LLP – Cayman Islands (included in Exhibit 5.2)

24	Powers of Attorney (filed as Exhibit 24 to the Registration Statement on Form S-1 filed by the Registrant on March 15, 2023 (File No. 333-270558) and incorporated herein by reference)

107	Filing Fee Table